As Amended through                                EXHIBIT 3.3
September 19, 1996

                            BY-LAWS
                              of
                         NORTEK, INC.

                          SECTION 1.

               LAW, CERTIFICATE OF INCORPORATION
                         AND BY- LAWS

      1.1. These by-laws are subject to the certificate of incorporation of the corporation. In these by-laws, references to law, the certificate of incorporation and by-laws mean the law, the provisions of the certificate of incorporation and the by-laws as from time to time in effect.


                          SECTION 2.

                         STOCKHOLDERS

      2.1. Annual Meeting. The annual meeting of stockholders shall be held at 11:00 A.M. on the third Wednesday in July in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

      2.2 Special Meeting in Place of Annual Meeting. If the election for directors shall not be held on the day designated by these by-laws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these by-laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Section 2.3.

       2.3. Special Meetings. A special meeting of the stockholders may be called at any time by the chairman of the board, if any, the president or by the board of directors.

      2.4. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board, if any, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

     2.5. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten nor more than sixty days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

      2.6. Quorum of Stockholders. At any meeting of the stockholders, whether the same be an original or an adjourned session, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, provided that, except as may otherwise be provided in the certificate of incorporation, when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of one-third of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

      2.7. Action by Vote. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. Every reference in these by-laws or in the certificate of incorporation to a majority or other proportion of the stock or the shares of the corporation shall refer to such majority or other proportion of the votes of such stock or shares.

      2.8. Action without Meetings. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the shares of outstanding stock of the corporation having power to vote.

      If action is taken by unanimous consent of stockholders,
the  writing  or  writings comprising such  unanimous  consent
shall   be   filed  with  the  records  of  the  meetings   of
stockholders.

      In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under Section 228 of said General Corporation Law, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

       2.9. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

      2.10. Inspectors. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

      2.11. List of Stockholders. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.


                          SECTION 3.

                      BOARD OF DIRECTORS

      3.1. Number. The number of directors which shall constitute the whole board shall not be less than three. The number of directors of the corporation at any time shall be the number of directors fixed by resolution adopted by the board of directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

       3.2. Classification, Election and Tenure. The directors, other than those who may be elected by the holders of any class or series of preference stock voting separately by class or series, shall be classified, with respect to the duration of the term for which they severally hold office, into three classes, designated Class I, Class II, and Class III, which shall be as nearly equal in number as possible and as provided by resolution of the board of directors in connection with such election.

      Each initial director in Class I shall hold office for a term expiring at the 1990 annual meeting of stockholders; each initial director of Class II shall hold office for a term expiring at the 1991 annual meeting of stockholders; and each initial director of Class III shall hold office for a term expiring at the 1992 annual meeting of stockholders. Each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation, removal or disqualification. At each annual meeting of stockholders following the 1989 annual meeting, the stockholders shall elect the successors to the class of directors whose term expires at that meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation, removal or disqualification.

      The board of directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to Section 3.1, in order to ensure that the three classes shall be as nearly equal in number as possible.

      3.3. Powers and Qualifications. The business of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the corporation. No person shall be qualified for election as a director who has not reached the age of twenty-one years.

      3.4. Nominations. Nominations of persons to be elected directors of the corporation, other than nominations submitted on behalf of the incumbent board of directors, must

           (a) be submitted in writing to the secretary or chief executive officer of the corporation not less than 30 days before the meeting of the stockholders at which such election is to be held;

           (b) be accompanied by a written statement, as to each such nominee, of his residence and business (if any) address, occupation (if any), date of birth, and record and beneficial holdings of the shares of the corporation; and

           (c) accompanied by a petition in support of such nomination signed by at least 100 record holders of share of capital stock of the corporation entitled to vote in elections of directors, holding in the aggregate not less than 1% of the shares of capital stock of the corporation entitled to vote in elections of directors outstanding as of the date such petition is submitted.

       3.5. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of a majority of the directors then in office, although less than a quorum. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action in writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

      3.6. Executive and Other Committees of Directors. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution or these by-laws, shall have and may exercise all the authority of the board of directors, but no such committee shall have the authority of the board of directors in reference to amending the certificate of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, or amending these by-laws. Except as the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business of the board of directors. Each such committee shall serve at the pleasure of the board of directors. Such committees shall keep regular minutes or other records of their proceedings and report the same to the board of directors upon request.

      3.7. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

      3.8. Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board, if the meeting, when called by the chairman of the board, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board, if any, the president or any one of the directors calling the meeting.

      3.9. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.
Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

      3.10. Quorum. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

      3.11. Action by Vote. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

      3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

     3.13. Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

      3.14. Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as a director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

     3.15.  Interested Directors and Officers.

      (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

           (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

           (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

           (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

      (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


                          SECTION 4.

                      OFFICERS AND AGENTS

      4.1. Enumeration, Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chairman of the board, a vice chairman of the board, one or more vice presidents and a controller. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

      4.2. Powers. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

      4.3. Election. The officers may be elected by the board of directors at the first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

      4.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

      4.5. Chairman and Vice Chairman of the Board of Directors, President and Vice President. The chairman of the board, if any, and the vice chairman if any, shall have such duties and powers as shall be designated from time to time by the board of directors. If there is a chairman of the board, he shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors. If there is no chairman of the board or in the absence of the chairman of the board, the president shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.

      The vice chairman, if any, shall upon the death or resignation of the chairman as a director or in the event the chairman becomes totally and permanently incapacitated and is unable to serve as a director, succeed to the office of the chairman of the board. If such chairman was also chief executive officer of the corporation, the vice chairman shall succeed to the office of chief executive officer as well.

      Unless the board of directors otherwise specifies, the chairman of the board, if any, shall be the chief executive officer and shall have direct charge of all business operations of the corporation, and subject to the control of the directors, shall have general supervision over the entire business of the corporation. If a chairman of the board is not elected, the president shall be the chief executive officer.

      The president shall have the duties and powers specified in these by-laws, shall be the chief operating officer if a chairman of the board is elected and is the chief executive officer, and shall have such other duties and powers as may be determined by the board of directors or by the chief executive officer.

      Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the board of directors or by the chief executive officer.

      4.6. Treasurer and Assistant Treasurers. Except as the board of directors shall otherwise determine, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. If no controller is elected, the treasurer shall also have the duties and powers of the controller.

      Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

      4.7. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

      Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

     4.8. Compensation. The officers of the corporation shall receive such compensation as shall be affixed from time to time by the board of directors, except that the board of directors may delegate to any officer or officers the power to fix the compensation of any officer, except the chief executive officer of the corporation. No officer shall be prohibited from receiving such salary by reason of the fact that he is also a director of the corporation.


                          SECTION 5.

                   RESIGNATIONS AND REMOVALS

      5.1. Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. Except as otherwise provided in the certificate of incorporation or these by-laws relating to the rights of the holders of any class or series of preference stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting. Any vacancy in the board of directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, and any director or directors so chosen, shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified or until their earlier death, resignation or removal. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed shall have any right to any compensation as such director or officer (but not excluding rights to indemnification provided in the certificate of incorporation or these by-laws) for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.


                          SECTION 6.

                           VACANCIES

      If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.5 of these by-laws.

                          SECTION 7.

                         CAPITAL STOCK

      7.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

      7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation and its agents against any claim on account thereof, as the board of directors may prescribe.


                          SECTION 8.

                  TRANSFER OF SHARES OF STOCK

      8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the Right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

      It shall be the duty of each stockholder to notify the corporation of his post office address.

      8.2. Record Date and Closings Transfer Books. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days (or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed:

           (a) The record date for determining stockholders entitled to notice of or to vote it a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                          SECTION 9.

                        INDEMNIFICATION

      9.1. The corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation in connection with such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any such person seeking indemnification under this
Section 9.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The corporation shall have the power to provide indemnification and advance expenses to any other person, including employees and agents of the corporation and stockholders purporting to act on behalf of the corporation, to the extent permitted by the law of the State of Delaware.


                          SECTION 10.

                        CORPORATE SEAL

      10.1. Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.


                          SECTION 11.

                      EXECUTION OF PAPERS

      11.1. Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

                          SECTION 12.

                          FISCAL YEAR

      12.1. The fiscal year of the corporation shall end on the 31st day of December of each year, or such other date as may be fixed by the board of directors.


                          SECTION 13.

                          AMENDMENTS

     13.1. Except as otherwise provided in the certificate of incorporation, and other than Section 3.4 hereof, these by-laws may be amended by the favorable vote of the holders of three-fourths of the shares of the corporation entitled to vote generally in the election of directors or by a majority of a quorum of the board of directors, in either case at any regular or special meeting; any such amendment by the board of directors may be changed by the favorable vote of the holders of three-fourths of the shares of the corporation entitled to vote generally in the election of directors. Section 3.4 hereof may not be amended or rescinded except by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the corporation entitled to vote generally in the election of directors, at any regular or special meeting, but only if notice of the proposed alteration or amendment was contained in the notice of such meeting.


                          SECTION 14.

      BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

      14.1   The  provisions of Section 203  of  the  Delaware
General Corporation Law shall not apply to the corporation.